Exhibit 10.23

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT	***Confidential treatment has been requested with respect to the information contained within the "[***]” markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission
2006 Compensation Plan

To:	Steven J. Martello
Senior Vice President of Client Services

Effective dates:	January 1, 2006 to December 31, 2006
This document outlines your compensation package (“Compensation Plan”) for calendar year 2006 including the at-risk components determined under the Sales Compensation Plan below and the 2006 Executive Officer Bonus Plan. Compensation Plan details and policies can be found in the Interwoven 2006 Sales Compensation Plan and 2006 Executive Officer Bonus Plan documents, which will be provided at your request.
All other terms and conditions of your employment are governed by your offer letter.
In your role, you are responsible for the Interwoven’s worldwide services organization. Interwoven reserves the right to change your responsibilities from time to time and modify your Compensation Plan to take into account its business needs.
COMPENSATION PACKAGE
Your Compensation Plan is comprised of a Base Salary and Incentive Pay, which is an at-risk component of your overall compensation package. The Sales Compensation Plan and the 2006 Executive Officer Bonus Plan outline the guidelines under which you will be paid your Incentive Pay component.
Your on-target earnings for 2006 are $450,000.00. Your on-target earnings are composed of the following:
•	Annual Base salary of $250,000.00.

•	On target Incentive Pay of $200,000.00.
From your actual earnings, we will subtract payroll deductions, all required withholdings and other voluntary deductions you authorize Interwoven to make on your behalf.
BASE SALARY
Your annual Base Salary will be paid to you ratably over the year in accordance with Interwoven’s standard payroll practices.

INCENTIVE PAY
Your Incentive Pay will be calculated under the following Incentive Pay plans. These Incentive Pay plans do not guarantee you a level of income.
Sales Compensation Plan
Of your on-target Incentive Pay, $150,000.00 will be related to commission under the Sales Compensation Plan. Commissions on revenue from maintenance, consulting and education services (collectively “Professional Services Revenues”) will be paid at the rates stated below and will be earned upon recognition of revenue for those services by Interwoven in accordance with generally accepted accounting principles and Interwoven’s revenue recognition policy.
The following commission rates will be applied to Professional Services Revenues for purposes of computing quarterly commissions due for 2006:

Quarterly	Commission
Quota Attainment	Rates
0% to 95%	[***]	%
96% to 97%	[***]	%
98% to 99%	[***]	%
100%	[***]	%
101% to 103%	[***]	%
104% to 106%	[***]	%
107% to 110%	[***]	%
Over 110%	[***]	%
All quota achievement percentages will be rounded to the next whole number (>= 0.5 will be rounded up and < 0.5 will be rounded down).
Additionally, the commission rates above will be multiplied by the following adjustment factors based on the Direct Margin Percentage of the combined Maintenance, Consulting and Education organizations achieved in a quarterly period:

Direct	Adjustment
Margin Percentage	Factor
>2% below target	25%
2% below target	50%
1% below target	75%
At target	100%
1% above target	125%
2% above target	150%
3% above target	175%
>3% above target	200%
Direct Margin Percentage is defined as recognized Professional Services Revenues less the direct expenses to acquire and provide the maintenance, consulting and educational services.

Your quota for the period January 1, 2006 to December 31, 2006 is $[***] in Professional Services Revenues.
•	$[***] for first quarter of 2006

•	$[***] for the second quarter of 2006

•	$[***] for the third quarter of 2006

•	$[***] for the fourth quarter of 2006
Professional Services Revenues are computed in accordance with generally accepted accounting principles and Interwoven’s revenue recognition policy. Professional Services Revenues are subject to reduction for any returns, realization adjustments or uncollectible accounts.
Your Direct Margin Percentage targets for the period January 1, 2006 to December 31, 2006 are as follows:
•	[***]% for first quarter of 2006

•	[***]% for the second quarter of 2006

•	[***]% for the third quarter of 2006

•	[***]% for the fourth quarter of 2006
By way of example, if Professional Services Revenues for the first quarter of 2006 were $[***] (an achievement of 101% of quota) and the direct gross margin was [***]%, your commission due would be computed as follows:
(($[***] times [***]%) times 125% margin adjustment factor) or $[***].
2006 Executive Officer Bonus Plan
Of your on-target Incentive Pay, $50,000.00 will be related to amounts due under the 2006 Executive Officer Bonus Plan and calculated in accordance with that plan. Such amounts may be allocated to Company Performance and MBO objectives.
Please acknowledge you acceptance with this Compensation Plan by signing below. Have a great 2006!

Read and accepted:	Signed:

/s/ Steven J. Martello	/s/ John E. Calonico, Jr.

Steven J. Martello	John E. Calonico, Jr.
Senior Vice President of Worldwide Services	Chief Financial Officer
Interwoven, Inc.	Interwoven, Inc.
***Confidential treatment has been requested with respect to the information contained within the “[***]” markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission